Exhibit 99.1

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# TriSummit Bancorp, Inc.

***IMPORTANT SPECIAL MEETING INFORMATION***

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ENDORSEMENT_LINE______________ SACKPACK_____________

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DESIGNATION (IF ANY)
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## Electronic Voting Instructions

### Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

**Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on XXXXXX XX, 20XX.**

### Vote by Internet

- Go to **www.investorvote.com/RISU**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

### Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

## Special Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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### A Proposals — The Board of Directors recommends a vote FOR Proposals 1 and 2.

| | For | Against | Abstain |
|---|---|---|---|
| 1. Approval and adoption of an Agreement and Plan of Merger dated as of September 20, 2016, by and between HomeTrust Bancshares, Inc. and TriSummit Bancorp, Inc., pursuant to which TriSummit Bancorp, Inc. will merge with and into HomeTrust Bancshares, Inc. | ☐ | ☐ | ☐ |
| 2. Adjournment of the special meeting, if necessary or appropriate to solicit additional proxies in favor of the merger proposal. | ☐ | ☐ | ☐ |

### B Non-Voting Items

**Change of Address** — Please print new address below.

### C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

| Date (mm/dd/yyyy) — Please print date below. | Signature 1 — Please keep signature within the box. | Signature 2 — Please keep signature within the box. |
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| / / | | |

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IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — TriSummit Bancorp, Inc. C. Mack Patton, M.D. and Lois A. Clarke, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of common stock of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Shareholders of TriSummit Bancorp, Inc. to be held on (Date) or at any postponement or adjournment thereof. Shares of common stock represented by this proxy will be voted by the shareholder. If no such directions are indicated, the proxies will have authority to vote FOR: Proposal 1: Approval and adoption of an Agreement and Plan of Merger dated as of September 20, 2016, by and between HomeTrust Bancshares, Inc. and TriSummit Bancorp, Inc., pursuant to which TriSummit Bancorp, Inc. will merge with and into HomeTrust Bancshares, Inc. Proposal 2: Adjournment of the special meeting, if necessary or appropriate to solicit additional proxies in favor of the merger proposal. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.